EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-221652) of Valvoline Inc.,

(2)	Registration Statement (Form S-8 No. 333-225081) pertaining to the Valvoline Inc. Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-225079) pertaining to the Valvoline 401(k) Plan,

(4)	Registration Statement (Form S-8 No. 333-218580) pertaining to the Inducement Restricted Stock Award,

(5)	Registration Statement (Form S-8 No. 333-217887) pertaining to the Valvoline Inc. 2016 Deferred Compensation Plan for Employees and the Valvoline 401(k) Plan,

(6)	Registration Statement (Form S-8 No. 333-215230) pertaining to the 2016 Deferred Compensation Plan for Employees, and

(7)	Registration Statement (Form S-8 No. 333-213898) pertaining to the 2016 Valvoline Incentive Plan and the 2016 Deferred Compensation Plan for Non-Employee Directors;

of our reports dated November 21, 2018, with respect to the consolidated financial statements of Valvoline Inc. and Consolidated Subsidiaries and the effectiveness of internal control over financial reporting of Valvoline Inc. and Consolidated Subsidiaries included in this Annual Report (Form 10-K) of Valvoline Inc. for the year ended September 30, 2018.

/s/ Ernst & Young LLP

Cincinnati, Ohio
November 21, 2018